EAST TEXAS FINANCIAL SERVICES, INC.


   1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                                                              o Fax 903-593-1094



                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                           Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, August 19, 1998
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                       EAST TEXAS FINANCIAL SERVICES, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM


Tyler, Texas, August 19, 1998, - - - East Texas Financial Services, Inc. (NASDAQ: ETFS), today announced its completion of its fifth stock repurchase program. On July 30, 1998, the Company announced its intention to repurchase, in the open market up to 5% or 76,973 shares of its common stock. Today, the Company announces the completion of the repurchase of all 76,973 shares of the stock with purchase prices ranging from $14.00 per share to $14.125 per share. The repurchased shares will be placed into treasury stock and be used for general corporate purposes, including the issuance of shares under the Company's stock option plan.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas. The Company issued 1,215,190 shares of stock in its initial public offering completed on January 10, 1995, in conjunction with the conversion of the Association from a federally chartered mutual to stock savings and loan association. The Company issued a 3 for 2 stock split in March of 1998, and the Company adjusted share data accordingly. The Company now has outstanding 1,464,056.




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